UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 12, 2007

RUBBER RESEARCH ELASTOMERICS, INC.
(Exact name of registrant as specified in charter)

000-15947	41-0843032
(Commission File No.)	(IRS Employer Identification No.)

Minnesota
(State or other jurisdiction of incorporation or organization)

4500 Main Street N.E.
Minneapolis, Minnesota 55421
(Address of principal executive offices)

763-572-1056
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 14, 2007, we entered into an Agreement with Dr. Winston A. Salser, Ph.D. and Riviera Investments, Inc. (“Riviera”). Dr. Salser is the President and sole shareholder of Riviera. Dr. Salser has been appointed to our Board of Directors and elected to serve as our Chief Executive Officer. See Item 5.02 below.

Under the terms of the Agreement, Dr. Salser will serve as the Company’s CEO for a period of four (4) years, unless the Agreement is terminated earlier, for an annual salary of $150,000. If Dr. Salser’s employment is terminated without cause before the expiration of the four-year term, he is entitled to receive this salary for the remainder of the four-year term.

The Agreement provides for the purchase 714,286 shares of our 8.5% Convertible Preferred Stock by Dr. Salser or Riviera, or a combination thereof, promptly after the date of the Agreement. See Item 3.02 below. The Agreement also provides that, within forty-five (45) days after the effective date of the Agreement, Dr. Salser or Riviera, or a combination thereof, will provide us with an additional $300,000 in funding, in exchange for a convertible debenture, payable on demand, with interest at the rate of twelve percent (12%) per annum. This convertible debenture shall be convertible into shares of 8.5% Convertible Preferred Stock at a conversion price of $0.42 per share. The Agreement provides that we will use the funding provided by Dr. Salser or Riviera for certain specified corporate purposes.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The descriptions under Items 3.02 and 5.02 below are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

As reported in our Current Report on Form 8-K filed on September 13, 2007, we issued shares of our 8.5% Convertible Preferred Stock to certain holders of convertible promissory notes on September 5, 2007. The holders included Dan Michael Wells, who converted $50,256 of principal and accrued interest and received 119,656 shares of 8.5% Convertible Preferred Stock, which at September 5, 2007 were convertible into 1,675,184 shares of common stock. Mr. Wells has been appointed to our Board of Directors and elected to serve as our Chief Financial Officer and Secretary. See Item 5.02 below.

On September 17, 2007, we issued 714,286 shares of our 8.5% Convertible Preferred Stock to Riviera for $300,000 ($0.42 per share) pursuant to the Agreement described in Item 1.01. Riviera paid a portion of the purchase price for the shares by applying $152,729 of loans it had made to us, plus accrued interest thereon, and paid the remainder in cash. Each share of 8.5% Convertible Preferred Stock, including accrued but unpaid dividends, is convertible into common stock at a conversion price of $0.03 per share (without payment of any additional consideration) and is entitled to the number of votes equal to the number of shares of common stock into which such share could then be converted. As of September 17, 2007, the 714,286 shares of 8.5% Convertible Preferred Stock entitled Riviera to cast a total of 10,000,004 votes (representing approximately 20.7% of the total voting power of our outstanding capital stock as of September 17, 2007) on matters submitted to a vote of shareholders.

For a more detailed description of the rights and preferences of the 8.5% Convertible Preferred Stock, see Item 5.03 of our Current Report on Form 8-K filed on September 13, 2007, and Exhibit 3.1 thereto.

We relied on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), for issuance of the shares to Riviera. In the Subscription Agreement, Riviera represented and agreed they were purchasing our securities for their own account and for investment without the intention of reselling or redistributing the securities. We placed a restricted legend on the certificate representing the securities. Riviera represented that is an “accredited investor” within the meaning of the Act.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On September 13, 2007, our Board of Directors appointed Winston A. Salser, Ph.D. to serve as our Chief Executive Officer, and Dan Michael Wells to serve as our Chief Financial Officer and Secretary. Fred J. Stark, Jr. continues to serve as our President.

Dr. Salser (age 67) was a Professor of Molecular Biology at the University of California, Los Angeles from 1968 until his retirement in 2002. In 1980, Dr. Salser was the founding President of Amgen, Inc. and formed its Scientific Advisory Board. He received a B.S. from the University of Chicago in physics, a Ph.D. from the Massachusetts Institute of Technology in molecular biology, and was a Helen Hay Whitney Foundation Postdoctoral Fellow. Since 2002, Dr. Salser has served as Chairman of the Board of Directors of Oncologic, Inc., a company engaged in development treatments for curing inoperable and metastatic solid cancers. He is also a board manager of and significant investor in Louisiana Elastomer, LLC (“LAEL”) and 2PCR, Inc. (“2PCR”).

On September 14, 2007, we entered into an Agreement with Dr. Salser and Riviera relating to, among other things, Dr. Salser’s compensation arrangements. The description of such Agreement in Item 1.01 above is incorporated herein by reference.

Mr. Wells (age 58) has been President of LAEL since 2006 and President of 2PCR. LAEL and 2PCR are licensees of our Tirecycle technology. LAEL is building a new tire recycling facility in Vidalia, LA that will use such technology. Between 1985 and 2001, Mr. Wells served as technical and general manager of several food and nutriceutical companies. Between 1977 and 1985, Mr. Wells was Director of Manufacturing for Safeway, where he supervised the construction and the day-to-day operation of a large number of factories owned by Safeway.

Since January 2006, we have entered into a series of agreements with entities affiliated with Dr. Salser, and Mr. Wells. These agreements are filed as Exhibits 10.2 through 10.10 to this Current Report on Form 8-K and are incorporated herein by reference. We intend to provide a narrative description of the agreements in an amendment to this Current Report on Form 8-K.

(d) On September 12, 2007, Dr. Salser and Mr. Wells were appointed to serve on our Board of Directors. No determination has been made at this time with respect to the committees of the Board of Directors to which Dr. Salser or Mr. Wells may be named. The information set forth in Items 1.01, 3.02 and 5.02(c) above is incorporated herein by reference.

(e) On September 14, 2007, we entered into an Agreement with Dr. Salser and Riviera relating to, among other things, Dr. Salser’s compensation arrangements. The description of such Agreement in Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events

On August 27, 2007, Duncan King and Ernest Miller filed a motion with the Hennepin County (Minnesota) District Court seeking an order of contempt against us and our President, alleging that we did not fully comply with the corporate record access requirements of the Settlement Agreement described in Item 1.01 of our Current Report on Form 8-K, filed on September 7, 2007. The motion was heard by the Court on September 10, 2007. On September 13, 2007, the Court issued an Order (i) directing our President to provide access to all corporate documents within two weeks of the Order, (ii) finding that our President had failed to comply with the corporate record access requirements of the Settlement Agreement and therefore giving leave to Messrs. King and Miller to file an Amended Complaint for the purpose of litigating fraud claims, (iii) scheduling a status conference for November 15, 2007, at which the Court will consider among other things whether Messrs. King and Miller should be given leave to amend their Complaint to add additional parties, and (iv) ordering our President to pay Messrs. King and Miller $2,500 in attorney’s fees.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Agreement dated September 14, 2007, between Rubber Research Elastomerics, Inc., Winston Salser and Riviera Investments, Inc.

10.2	Exclusive Option to Purchase License, Manufacturing and Marketing Agreements dated April 20, 2006 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

10.3	Exclusive Option to Purchase License, Manufacturing and Marketing Agreements dated May 3, 2006 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

10.4	Nonexclusive License Agreement dated May 25, 2006 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

10.5	License, Manufacturing and Marketing Agreement dated as of March 22, 2007 between 2PCR, LLC, Riviera Investments, Inc., LAEL, LLC, and Rubber Research Elastomerics, Inc.

10.6	Agreement for an Exclusive Option to Purchase License, Manufacturing and Marketing Agreements dated March 27, 2007 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

10.7	Agreement for an Exclusive Option to Purchase License, Manufacturing and Marketing Agreements dated April18, 2007 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

10.8	Exclusive Option to Purchase License, Manufacturing and Marketing Agreements dated April 19, 2007 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

10.9	Receipt of Payments and Amendment of Agreement dated April 19, 2007 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

10.10	Exclusive Option to Purchase License, Manufacturing and Marketing Agreements dated May 2, 2000 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 18, 2007	RUBBER RESEARCH ELASTOMERICS, INC.

	By:	/s/ Fred J. Stark, Jr.
Fred J. Stark, Jr., President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement dated September 14, 2007, between Rubber Research Elastomerics, Inc., Winston Salser and Riviera Investments, Inc.

10.2	Exclusive Option to Purchase License, Manufacturing and Marketing Agreements dated April 20, 2006 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

10.3	Exclusive Option to Purchase License, Manufacturing and Marketing Agreements dated May 3, 2006 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

10.4	Nonexclusive License Agreement dated May 25, 2006 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

10.5	License, Manufacturing and Marketing Agreement dated as of March 22, 2007 between 2PCR, LLC, Riviera Investments, Inc., LAEL, LLC, and Rubber Research Elastomerics, Inc.

10.6	Agreement for an Exclusive Option to Purchase License, Manufacturing and Marketing Agreements dated March 27, 2007 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

10.7	Agreement for an Exclusive Option to Purchase License, Manufacturing and Marketing Agreements dated April18, 2007 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

10.8	Exclusive Option to Purchase License, Manufacturing and Marketing Agreements dated April 19, 2007 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

10.9	Receipt of Payments and Amendment of Agreement dated April 19, 2007 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.

10.10	Exclusive Option to Purchase License, Manufacturing and Marketing Agreements dated May 2, 2000 between Rubber Research Elastomerics, Inc. and Riviera Investments, Inc.